Exhibit 4.1

Execution Version

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

THIS SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of December 20, 2016, is made by and among Tema Oil and Gas Company, a Maryland corporation (“Tema”), KLR Energy Sponsor, LLC, a Delaware limited liability company (“KLRE Sponsor”), KLR Energy Acquisition Corp., a Delaware corporation (the “Company”) and Anchorage (as defined below).

RECITALS

WHEREAS, on the date hereof, the Company has entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 20, 2016, by and between the Company and Tema, pursuant to which the Company will acquire membership interests in Rosehill Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Tema (“Rosehill Operating”), as more particularly set forth in the Business Combination Agreement (such transaction, the “Business Combination”);

WHEREAS, on the date hereof, the Company entered into an agreement to sell certain equity interests to Anchorage in a private placement; and

WHEREAS, on the date hereof, the parties hereto desire to set forth their agreement with respect to governance of the Company, registration rights with respect to the Company Shares (as defined below) and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Accelerated Buyer” has the meaning set forth in Section 6.1(f).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and specifically (without limiting the generality of the foregoing) with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than fifty percent (50%) of the voting securities in such corporation or of the voting interest in a partnership or limited liability company; provided that no Shareholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement or vice versa.

“Affiliated Officer” means an officer of the Company affiliated with any of Tema, KLRE Sponsor or Anchorage.

“Agreement” has the meaning set forth in the preamble.

“Anchorage” means, collectively, Anchorage Illiquid Opportunities V, L.P., a Delaware limited partnership and AIO V AIV 3 Holdings, L.P., a Delaware limited partnership, and each of their Affiliates that is or becomes a Shareholder hereunder, and each such Person is referred to individually as a “Anchorage Group Member”.

“Anchorage Director” has the meaning set forth in Section 3.2(b).

“Anchorage Representative” has the meaning set forth in Section 7.13.

“As Converted Company Shares” means all Common Stock outstanding as of the applicable measurement date together with all Common Stock then issuable upon (i) the conversion of Convertible Securities at the then applicable conversion rate, provided, that, for purposes of this definition, all conditions to the convertibility and/or exercisability of Convertible Securities shall be deemed to have been satisfied.

“Board of Directors” means the board of directors of the Company.

“Business Combination” has the meaning set forth in the recitals.

“Business Combination Agreement” has the meaning set forth in the recitals.

“Business Combination Proposal” has the meaning given to such term in the Business Combination Agreement.

“Business Day” means any day other than a Saturday, Sunday or any day on which bank institutions located in the State of New York or Texas are authorized or obligated to close.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Closing” has the meaning given to such term in the Business Combination Agreement.

“Closing Date” has the meaning given to such term in the Business Combination Agreement.

“Common Stock” means the shares of common stock of the Company, including any shares of such common stock of the Company issued upon the exercise of any warrant or other right to acquire shares of such common stock of the Company.

“Company” has the meaning set forth in the preamble.

“Company Shares” means the shares of common stock or other equity securities of the Company and any securities into which such shares of common stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock or other equity securities.

“Confidential Information” has the meaning set forth in Section 3.4.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Shares, including 8.000% Series A Cumulative Perpetual Convertible Preferred Stock of the Company.

“Effective Time” has the meaning given to such term in the Business Combination Agreement.

“Equity Financing” shall have the meaning given to such term in the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” has the meaning set forth in Section 4.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Article VI. For the avoidance of doubt, Anchorage is a “Holder” pursuant to this Agreement.

“Indemnification Agreement” means an Indemnification Agreement in a form mutually acceptable to KLRE Sponsor, Tema and Anchorage.

“Indemnitee” has the meaning set forth in Section 3.2(l).

“Initial Share Ownership” means, with respect to each Sponsor or Anchorage, the number of Company Shares held by such Sponsor or Anchorage immediately following the Business Combination.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 4.2(a).

“KLRE Sponsor” has the meaning set forth in the preamble.

“KLRE Sponsor Director” has the meaning set forth in Section 3.2(b).

“Loss” has the meaning set forth in Section 4.8(a).

“Major Transaction” means any (a) issuance or commitment to issue preferred stock of the Company or any securities convertible into preferred stock of the Company, (b) sale, exchange, transfer, lease, disposition, surrender or abandonment of any assets of the Company in a single transaction or in one (1) or more related transactions in any six (6) month period having a fair market value of more than twenty five million dollars ($25,000,000), (c) acquisition of the business or assets of any company in a single transaction or in one (1) or more related transactions in any six (6) month period having a fair market value of more than twenty five million dollars ($25,000,000), (d) acquisition of an equity interest in any other Person (by merger, purchase of equity interests or otherwise) in a single transaction or in one (1) or more related transaction in any six (6) month period with such equity interest having a fair market value of more than twenty five million dollars ($25,000,000) or (e) approval of any investment or expenditure or execution of any agreement reasonably likely to result in costs and expenses in a single transaction or contract or in one (1) or more related transactions or contracts having a fair market value of more than twenty five million dollars ($25,000,000), and entrance into any agreement to do any of the foregoing.

“Midrange Price” has the meaning set forth in Section 6.1(c).

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are permitted by law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement or other organizational documents of the Company) reasonably necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to the Company Shares, (b) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (c) executing agreements and instruments, (d) causing members of the Board of Directors (to the extent such members were elected, nominated or designated by the Person obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (e) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Securities” means any capital stock of the Company or its subsidiaries, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Company; provided that the term “New Securities” does not include (a) capital stock or rights, options or warrants to acquire capital stock of the Company issued to employees, consultants, officers or directors of the Company or any subsidiary of the Company, or which have been reserved for issuance, pursuant to employee stock option, stock purchase, stock bonus plan, or other similar compensation plan or arrangement approved by the Board of Directors of the Company, (b) securities of the Company issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification or recapitalization of the Company, (c) securities of the Company issued upon the conversion, exchange or exercise of securities of the Company, (d) securities of the Company issued in connection with a bona fide acquisition of the business or assets of another Person, including a transaction of the type described in Rule 145 under the Securities Act, (e) securities of any subsidiary of the Company issued by such subsidiary (i) in connection with any bona fide joint venture transaction with a third party or (ii) to the Company or any of its direct or indirect wholly owned subsidiaries and (f) securities of the Company issued to banks or other financial institutions pursuant to a debt financing or similar transaction approved by the Board of Directors for other than primarily equity financing purposes.

“Notice of Issuance” has the meaning set forth in Section 6.1(b).

“Offering Size” has the meaning set forth in Section 6.1(c).

“Overallotment Shares” has the meaning set forth in Section 6.1(d).

“Permitted Transferee” means, with respect to any Person, (a) the direct or indirect partners, members, equity holders or other Affiliates of such Person, (b) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person, or (c) if such Person is a Sponsor, another Sponsor or Affiliate thereof.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Request” has the meaning set forth in Section 4.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 4.1(g)(ii).

“Price Range” has the meaning set forth in Section 6.1(c).

“Prior Agreement” means the Registration Rights Agreement, dated as of March 10, 2016, by and among the Company, KLRE Sponsor and the other parties named therein.

“Pro Rata Number” has the meaning set forth in Section 6.1(a).

“Proposed Charter Amendments” has the meaning set forth in Section 3.2(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Proxy Statement” has the meaning given to such term in the Business Combination Agreement.

“Registrable Securities” means any Company Shares held by any Holder and any securities held by any Holder that may be issued or distributed or be issuable in respect of Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case, whether now owned or acquired after the date of this Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities have been sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (c) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting Transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act without volume limitations or any other restrictions.

“Registration” means a registration with the SEC of any Company Shares for offer and sale to the public under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 4.7.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, accountants, consultants, agents, legal counsel and other representatives of such Person.

“Rosehill Operating” has the meaning set forth in the recitals.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Shareholder” means any holder of Company Shares that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Shelf Registration” means a Registration effected pursuant to Section 4.1.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 4.1(d)(ii).

“Shelf Takedown Notice” has the meaning set forth in Section 4.1(g)(ii).

“Shelf Takedown Request” has the meaning set forth in Section 4.1(g)(i).

“Sponsors” means (i) Tema and KLRE Sponsor and (ii) for the purposes of Article IV only, Anchorage.

“Sponsor Director” means any director designated for nomination by Tema, KLRE Sponsor or Anchorage.

“Sponsor Indemnitors” has the meaning set forth in Section 3.2(l).

“Sponsor Shelf Period” has the meaning set forth in Section 4.1(b)(ii).

“Sponsor Shelf Registration Statement” has the meaning set forth in Section 4.1(a).

“Staggered Board Amendment” has the meaning set forth in Section 3.2(b)(iv).

“Subsequent Shelf Registration” has the meaning set forth in Section 4.1(c).

“Tema” has the meaning set forth in the preamble.

“Tema Director” has the meaning set forth in Section 3.2(b).

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or agreement to dispose of, directly or indirectly, whether voluntarily, involuntarily or by operation of law, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap, hedging, short sale or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clauses (a) or (b); and “Transferred,” “Transferee” and “Transferability” shall each have a correlative meaning.

“Unaffiliated Director” means a director that meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

“Underwritten Offering” means a Registration in which securities of the Company is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including any block sale to a financial institution conducted as an underwritten public offering.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4.1(e).

“Warrants” has the meaning set forth in Section 5.1(b).

Section 1.2    Other Interpretive Provisions.

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)    The term “including” is not limiting and means “including without limitation.”

(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f)    All references to “days” shall mean calendar days unless otherwise specified.

(g)    Unless expressly stated herein to the contrary, reference to a document means such document as amended or modified and as in effect from time to time in accordance with the terms thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Except as otherwise set forth in the Business Combination Agreement (including the disclosure schedules thereto), each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1    Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to perform its obligations hereunder. Such party is duly organized and validly existing under the laws of its respective jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.2    Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any material violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional material payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party, except, in the case of each of (b) and (c) with respect to the Shareholders, for any such violation, breach, conflict or default that would not impair in any material respect the ability of such Shareholder to perform its respective obligations hereunder.

Section 2.3    Consents. Other than any consents which have already been obtained, no material consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1    Stockholder Support. KLRE Sponsor shall vote, and shall cause each of its Affiliates to vote, all of their Company Shares in favor of the Business Combination Proposal.

Section 3.2    Board of Directors.

(a)    Charter Amendments. It is the intention of the Sponsors and the Company that the Company be obligated to cooperate with the Sponsors to cause certain amendments to the Certificate of Incorporation, as amended, to be effected in connection with the Business Combination. Accordingly, in the event that the Business Combination is approved but any of the proposed amendments in the Form of Second Amended and Restated Certificate of Incorporation of the Company set forth as Exhibit E to the Business Combination Agreement and individually set forth as a voting item in the Proxy Statement (the “Proposed Charter Amendments”) are not, the Company shall, upon the written request of either Sponsor, cooperate with respect to the calling and holding of any additional meetings of the stockholders of the Company, and the preparation, filing and mailing of any additional proxy materials, to seek the approval of the holders of Common Stock necessary to effect any of the Proposed Charter Amendments; provided, however that in no event shall the obligation of the Company set forth in this Section 3.2(a) require the Company to cooperate with respect to the calling and holding of more than two special meetings of the Company’s stockholders to effect the Proposed Charter Amendments. The Sponsors shall vote, and shall cause each of their Affiliates to vote, all of their Company Shares in favor of any such proposal or action in furtherance of any Proposed Charter Amendments.

(b)    Composition of the Board of Directors.

(i)    Following the Closing, for so long as a Sponsor is entitled to appoint directors pursuant to clauses (c) or (d) below, and subject to Section 3.2(g), the Sponsors and the Company shall take all Necessary Action to cause the Board of Directors to be comprised of seven (7) directors, (A) four (4) of whom have initially been designated by Tema (Frank Rosenberg, Paul Ebner, J. A. (Alan) Townsend, and one more individual to be designated by Tema within two weeks following the execution of this Agreement) and shall thereafter be designated pursuant to Section 3.2(c) (each, a “Tema Director”), provided that (i) Frank Rosenberg shall initially serve as Lead Director of the Board of Directors and Tema shall have the right to designate his replacement as Lead Director (provided that any such replacement shall be independent under the rules of the national securities exchange on which the Company’s Class A Common Stock is then listed), (ii) one (1) of the Tema Directors shall be J. A. (Alan) Townsend for so long as he remains a director, and (iii) two (2) of whom shall be Unaffiliated Directors and (B) two (2) of whom have initially been designated by KLRE Sponsor (Gary C. Hanna and Edward Kovalik) and shall thereafter be designated pursuant to Section 3.2(d) of this Agreement (each, a “KLRE Sponsor Director”), provided that Gary C. Hanna shall serve as Chairman of the Board of Directors for so long as he remains a director.

(ii)    Following the Closing, for so long as Anchorage is entitled to appoint directors pursuant to clause (e) below, and subject to Section 3.2(g), Anchorage and the Company shall take all Necessary Action to cause the Board of Directors to include one (1) individual reasonably acceptable to the Company to be designated by Anchorage within two weeks following the execution of this Agreement, and shall thereafter be designated pursuant to Section 3.2(e) of this Agreement (an “Anchorage Director”), who shall be an Unaffiliated Director.

(iii)    If as a result of the provisions of Section 3.2(c), Section 3.2(d), or Section 3.2(e) there are seats on the Board of Directors for which none of Tema, KLRE Sponsor or Anchorage has the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and with the Company’s Certificate of Incorporation, bylaws and other corporate governance documents.

(iv)    In the event that the Proposed Charter Amendment to divide the Board of Directors into three classes is not approved in connection with the Business Combination (the “Staggered Board Amendment”), then following the Closing, the Sponsors and the Company shall take all Necessary Action to cause the foregoing directors to be divided into the two (2) existing classes of directors, each of which directors shall serve for staggered two (2) year terms as follows:

(A)    the class I directors shall include: two (2) Tema Directors (including the Unaffiliated Director designated by Tema) and one (1) KLRE Sponsor Director; and

(B)    the class II directors shall include: two (2) Tema Directors, and one (1) KLRE Sponsor Director and an Unaffiliated Director.

(v)    In the event that the Staggered Board Amendment is approved in connection with the Business Combination or at a subsequent shareholder meeting called in accordance with Section 3.2(a), upon the effectiveness of the Staggered Board Amendment and following the Closing, the Sponsors and the Company shall take all Necessary Action to cause the foregoing directors to be divided into three classes of directors, each of which directors shall serve for staggered three (3) year-terms as follows:

(A)    the class I directors shall include: one (1) KLRE Sponsor Director and one (1) Tema Director;

(B)    the class II directors shall include: one (1) Tema Director and an Unaffiliated Director; and

(C)    the class III directors shall include: two (2) Tema Directors (including the Unaffiliated Director designated by TEMA) and one (1) KLRE Sponsor Director.

The initial term of the class I directors shall expire immediately following the Company’s 2018 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2019 annual meeting of stockholders at which directors are elected. The initial term of the class III directors, if any, shall expire immediately following the Company’s 2020 annual meeting at which directors are elected.

(c)    Tema Representation. Following the Closing, for so long as Tema holds a number of Company Shares representing at least the percentage of its Initial Share Ownership shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by Tema that, if elected, will result in Tema designating the number of directors serving on the Board of Directors that is shown below. In the event that Tema shall be entitled to designate only one director, such director may, but shall not be required to, meet the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Percent of Initial Share Ownership	Number of Directors
50% or greater	4
Less than 50% but greater than or equal to 40%	3
Less than 40% but greater than or equal to 30%	2
Less than 30% but greater than or equal to 10%	1

(d)    KLRE Sponsor Representation. Following the Closing, for so long as KLRE Sponsor holds a number of Company Shares representing at least the percentage of its Initial Shares Ownership shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by KLRE Sponsor that, if elected, will result in KLRE Sponsor designating the number of directors serving on the Board of Directors that is shown below. In the event that KLRE Sponsor shall be entitled to designate only one director, such director may, but shall not be required to, meet the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Percent of Initial Share Ownership	Number of Directors
Greater than or equal to 30%	2
Less than 30% but greater than or equal to 10%	1

(e)    Anchorage Representation. Following the Closing, for so long as Anchorage holds a number of As Converted Company Shares representing at least the percentage of its Initial Shares Ownership (on an As Converted basis) shown below, the Company shall, and Anchorage shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by Anchorage that, if elected, will result in Anchorage designating the number of directors serving on the Board of Directors that is shown below. In the event that Anchorage shall be entitled to designate a director, such director may, but shall not be required to, meet the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Percent of Initial Share Ownership	Number of Directors
10% or greater	1

(f)    Unaffiliated Directors. Following the Closing and subject to the designation rights set forth in Section 3.2(b), the nomination of Unaffiliated Directors at subsequent annual meetings will be the responsibility of the Nominating and Governance Committee of the Board of Directors.

(g)    Decrease in Directors.

(i)    Upon any decrease in the number of directors that a Sponsor is entitled to designate for nomination to the Board of Directors, such Sponsor shall take all Necessary Action to cause the appropriate number of Sponsor Directors to offer to tender their resignation, effective as of the Company’s next annual meeting. If such resignation is then accepted by the Board of Directors, the Company and the Sponsors shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly; provided that the authorized size of the Board of Directors shall not be reduced below three (3) directors as a result of the foregoing. For the avoidance of doubt, any Sponsor Director resigning pursuant to this Section 3.2(g) shall be permitted to continue serving as a Sponsor Director until the Company’s next annual meeting.

(ii)    Upon any decrease in the number of directors that Anchorage is entitled to designate for nomination to the Board of Directors, Anchorage shall take all Necessary Action to cause the appropriate number of Anchorage Directors to offer to tender their resignation, effective as of the Company’s next annual meeting. If such resignation is then accepted by the Board of Directors, the Company and Anchorage shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly; provided that the authorized size of the Board of Directors shall not be reduced below three (3) directors as a result of the foregoing. For the avoidance of doubt, any Anchorage Director resigning pursuant to this Section 3.2(g) shall be permitted to continue serving as an Anchorage Director until the Company’s next annual meeting.

(h)    Removal; Vacancies.

(i)    Except as provided in Section 3.2(g), and subject to the Certificate of Incorporation, (ii) each Sponsor shall have the exclusive right to remove its designees from the Board of Directors, and the Company and the Sponsors shall take all Necessary Action to cause the removal of any such designee at the request of the designating Sponsor and (iii) each Sponsor shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board of Directors, and the Company and the Sponsors shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Sponsor as promptly as reasonably practicable. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Sponsor shall have the right to designate a replacement director, and the Company and the Sponsors shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board of Directors would result in a number of directors designated by such Sponsor in excess of the number of directors that such Sponsor is then entitled to designate for membership on the Board of Directors pursuant to this Agreement.

(ii)    Except as provided in Section 3.2(g), and subject to the Certificate of Incorporation, (A) Anchorage shall have the exclusive right to remove its designee from the Board of Directors, and the Company and Anchorage shall take all Necessary Action to cause the removal of any such designee at the request of Anchorage and (B) Anchorage shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board of Directors, and the Company and Anchorage shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Anchorage as promptly as reasonably practicable. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, Anchorage shall not have the right to designate a replacement director, and the Company and Anchorage shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board of Directors would result in a number of directors designated by Anchorage in excess of the number of directors that Anchorage is then entitled to designate for membership on the Board of Directors pursuant to this Agreement.

(i)    Additional Unaffiliated Directors.

(i)    For so long as any Sponsor has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board of Directors shall not exceed seven (7); provided that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations or the rights of holders of the Company’s preferred stock.

(ii)    For so long as Anchorage has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board of Directors shall not exceed seven (7); provided that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations or the rights of holders of the Company’s preferred stock.

(j)    Committees. Subject to applicable laws and stock exchange regulations, each of Tema and KLRE Sponsor shall have the right to have a representative appointed to serve on each committee of the Board of Directors other than the audit committee for so long as such Sponsor has the right to designate at least one (1) director for election to the Board of Directors. The Sponsors and the Company shall take all Necessary Action to cause the initial composition of certain committees of the Board of Directors to be agreed between KLRE Sponsor, the Company and Tema prior to the Closing, subject to the prior written consent of Anchorage; provided, however, that Anchorage shall be deemed to have consented if it has not provided written notice of objection within five (5) days of its being provided notice of the proposed composition of such committees. Subject to applicable laws and stock exchange regulations and applicable listing requirements, each Sponsor and Anchorage shall also have the right to have one of the directors such Sponsor or Anchorage designates for nomination under this Agreement appointed as an observer (a “Board Observer”) to any committee of the Board of Directors to which such Sponsor or Anchorage (i) does not elect to have one of the directors such Sponsor designates for nomination under this Agreement serve as a member or (ii) is prohibited by applicable laws or stock exchange regulations or applicable listing requirements from having one of the directors such Sponsor or Anchorage designates for nomination under this Agreement serve as a member, in each case for so long as such Sponsor or Anchorage has the right to designate at least one director for nomination under this Agreement. Any committee of the Board of Directors may exclude a Board Observer from access to any committee materials or information or meeting or portion thereof or written consent if such committee determines, in good faith, that such access would reasonable be expected to result in a conflict of interest with the Company; provided that such exclusion shall be limited to the portion of the committee materials or information or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the committee material or information or meeting or written consent that does not involve or pertain to such exclusion.

(k)    Reimbursement of Expenses. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including reasonable travel, lodging and meal expenses.

(l)    Indemnification Agreements; D&O Insurance; Indemnification Priority. On or prior to the date of this Agreement the Company shall, and shall cause each KLRE Company (to be defined in the Indemnification Agreement) to, execute and deliver to each Sponsor Director serving as a director of the Company as of the date hereof, an Indemnification Agreement. From and after the date hereof, simultaneously with any person becoming a Sponsor Director, the Company shall, and shall cause each KLRE Company to, execute and deliver to each such Sponsor Director an Indemnification Agreement dated the date such Sponsor Director becomes a director of the Company. The Company shall obtain, on commercially reasonable terms and following consultation with Tema, director and officer indemnity insurance that is customary for similarly-situated companies and sufficient, in each case to Tema’s reasonable satisfaction. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Sponsors and Anchorage and certain of their respective Affiliates (collectively, the “Sponsor Indemnitors”). The Company hereby agrees (i) that the Company and its subsidiaries shall be the indemnitors of first resort (i.e., their respective obligations to an Indemnitee shall be primary and any obligation of any Sponsor Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary) and the obligation of the Company and its subsidiaries to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) the Company irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company or any of its subsidiaries, as the case may be, shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company or any of its subsidiaries, as the case may be.

Section 3.3    Voting Agreement. Each of the Company and the Sponsors agrees not to take any actions that would affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Board of Directors as herein stated. Each Sponsor agrees to cast all votes to which such Sponsor is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with Section 3.2(b)(i) and to otherwise effect the intent of Sections 3.1, 3.2(a), 3.2(b)(iv), 3.2(b)(v), 3.2(c), 3.2(d), 3.2(g)(i), 3.2(h)(i) and 3.2(i)(i). Each Sponsor agrees not to take action to remove each other’s director nominees from office pursuant to Section 5.4 of the Certificate of Incorporation unless such removal is for cause.

Section 3.4    Sharing of Information. To the extent permitted by antitrust, competition or any other applicable law, each Shareholder agrees and acknowledges that the directors designated by Tema, KLRE Sponsor and Anchorage may share confidential, non-public information (“Confidential Information”) about the Company and its subsidiaries with Tema, KLRE Sponsor and Anchorage, respectively. Each Shareholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Shareholder covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless (i)

such information becomes known to the public through no fault of such Shareholder, (ii) disclosure is required by applicable law or court of competent jurisdiction or requested by a governmental, regulatory or self-regulatory agency; provided that, to the extent legally permitted, such Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to such Shareholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any known breach of duty to the Company or (iv) such information was independently developed by the Shareholder or its representatives without the use of the Confidential Information. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit a Shareholder from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Shareholder; provided that such Shareholder shall be responsible for any breach of this Section 3.4 by any such person.

Section 3.5    Major Transactions. During the period beginning on the Closing Date and ending on the two year anniversary thereof, the Board of Directors may not approve, or cause Rosehill Operating to approve, a Major Transaction by the Company or Rosehill Operating without the affirmative vote of at least seventy percent (70%) of the directors then serving on the Board of Directors, rounding up in each case.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1    Shelf Registration.

(a)    Filing. As promptly as practicable following the Closing, but in any event within seven (7) days following the Closing (the “Filing Date”), the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities owned by any Sponsor and any Permitted Transferees of any Sponsor who are Holders of Registrable Securities within three (3) days following the Business Combination (the “Sponsor Shelf Registration Statement”). Any Sponsor and any Permitted Transferee with Registrable Securities to be included in the Shelf Registration Statement shall furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Sponsor Shelf Registration Statement. For the avoidance of doubt, inclusion of Registrable Securities in a registration statement pursuant to this Section 4.1 shall not violate the restrictions set forth in Article V.

(b)    Continued Effectiveness.

(i)    The Company shall use its commercially reasonable efforts to have the Sponsor Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than thirty (30) days after the Filing Date (or one hundred twenty (120) days after the Filing Date if the SEC notifies the Company that it will “review” the Sponsor Shelf Registration Statement).

(ii)    The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Sponsor Shelf Registration Statement or any Subsequent Shelf Registration (as defined below) until such time as all Registrable Securities have been sold pursuant to the Sponsor Shelf Registration Statement or a Subsequent Shelf Registration (but in no event for a shorter period than the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such required period(s) of effectiveness, collectively, the “Sponsor Shelf Period”). Subject to Section 4.4(d), the Company shall not be deemed to have used commercially reasonable efforts to keep the Sponsor Shelf Registration Statement effective during the Sponsor Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Sponsor Shelf Registration Statement during the Sponsor Shelf Period, unless such action or omission is required by applicable law.

(c)    Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Sponsor Shelf Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (x) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (y) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Sponsor Shelf Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 or Form S-1 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Sponsors or for sale by the Company, as the case may be.

(d)    Delay Rights; Suspension Rights.

(i)    The Company shall not be required to file a Shelf Registration Statement (or any amendment thereto) or, if the Shelf Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty five (45) days, if (A) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines such registration would render the Company unable to comply with applicable securities laws or (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, provided, however, that (i) in no event shall any period, when aggregated with any period following a Shelf Suspension pursuant to Section 4.1(d)(ii), exceed an aggregate of ninety (90) days in any three hundred sixty five (365) day period and (ii) this right, together with the right to suspend use of a Shelf Registration Statement pursuant to Section 4.1(d)(ii), may not be exercised more than two times in any three hundred sixty five (365) day period.

(ii)    the Company may, upon written notice to each Holder, suspend use of any prospectus which is a part of the Shelf Registration Statement or other registration statement (in which event each Holder shall discontinue sales of securities pursuant to the Shelf Registration Statement or other registration statement but may settle any previously made sales of securities) (a “Shelf Suspension”) if (A) the Company determines that it would be required to disclose material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (B) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that (i) in no event shall the Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement or other registration statement for a period that exceeds an aggregate of forty five (45) days in any ninety (90) day period or an aggregate of ninety (90) days, when aggregated with any period following a delay period pursuant to Section 4.1(d)(i), in any three hundred sixty five (365) day period and (ii) this right, together with the right to delay filing or effectiveness of a Shelf Registration Statement pursuant to Section 4.1(d)(i), may not be exercised more than two times in any three hundred sixty five (365) day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to each Holder and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of the acquired shares as contemplated in this Agreement.

(e)    Underwritten Offering. Subject to the restrictions set forth Article V, if any Sponsor, in consultation with each other Sponsor, so elects, an offering of Registrable Securities solely comprised of Common Stock under a Shelf Registration Statement shall be in the form of an Underwritten Offering (each such offering of Common Stock, an “Underwritten Shelf Takedown”), and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The participating Sponsors shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and each Sponsor.

(f)    Limits on Underwritten Shelf Takedowns. Subject to the other limitations contained in this Agreement, each Sponsor is entitled to initiate a total of two (2) Underwritten Shelf Takedowns with respect to its Registrable Securities in any twelve (12)-month period for which such Sponsor submits a Shelf Takedown Request (as defined below); provided that no Underwritten Shelf Takedown may be initiated unless the aggregate anticipated net proceeds to be received for the Registrable Securities to be offered in such offering is at least $30 million.

(g)    Shelf Takedowns.

(i)    Subject to the restrictions set forth Article V, at any time during which the Company has an effective Shelf Registration Statement with respect to a Sponsor’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Sponsor may make a written request (a “Shelf Takedown Request”) to the Company to effect an offering of such Registrable Securities, including an Underwritten Shelf Takedown, of all or a portion of such Sponsor’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose.

(ii)    Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown that number of shares of Common Stock that are Registrable Securities as each such Holder may request in writing. The Company shall include in the Underwritten Shelf Takedown all such shares of Common Stock that are Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. Each such Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on such Holder; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Holder of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant in writing) of the closing price for the shares of Common Stock on their principal trading market on the Business Day immediately prior to such Holder’s election to participate.

(iii)    The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if an Underwritten Shelf Takedown was consummated within the preceding forty five (45) days (unless otherwise consented to by the Company’s Board of Directors).

(h)    Priority of Securities Sold Pursuant to Shelf Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities that are Common Stock included in a Shelf Registration advise the Company or its Board of Directors in writing that, in its or their opinion, the aggregate number of securities requested to be included in a proposed Underwritten Shelf Takedown exceeds the number which can be sold in such Underwritten Shelf Takedown without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered, or the market for the securities offered, the number of shares of Common Stock to be included in such Underwritten Shelf Takedown shall be allocated pro rata among the Holders seeking to participate in such Underwritten Shelf Takedown (based on the relative number of Registrable Securities requested to be included in such Underwritten Shelf Takedown), to the extent necessary to reduce the total number of shares of Common Stock to be included in such Underwritten Shelf Takedown to the number recommended by the managing underwriter or underwriters.

(i)    In the event that a Holder requests to participate in a Registration pursuant to this Section 4.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

Section 4.2    Piggyback Rights.

(a)    Participation. If the Company at any time proposes to conduct an Underwritten Offering of Common Stock for its own account or for the account of any other Persons (other than an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of such Issuer Public Sale), the Company shall give written notice (a “Piggyback Notice”) of such proposed Issuer Public Sale to all the Holders of Registrable Securities. The Piggyback Notice shall offer Holders of Registrable Securities the opportunity to include in such Issuer Public Sale the number of Registrable Securities as they may request in writing, subject to the restrictions set forth in Article V. The Company shall use commercially reasonable efforts to include in each such Issuer Public Sale such Registrable Securities for which the Company has received written requests for inclusions therein (“Piggyback Request”) within three (3) Business Days after sending the Piggyback Notice. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Issuer Public Sale, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Issuer Public Sale, all upon the terms and conditions set forth herein; provided that such withdrawal request must be made in writing prior to the initial offer of securities in the Issuer Public Sale.

(b)    Priority of Piggyback. If the managing underwriter or underwriters of any Issuer Public Sale informs the Company and the participating Holders of Registrable Securities in writing that, in its or their opinion, the number of shares of Common Stock which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company, proposes to sell, and (ii) second, and only if all of the securities referred to in clause (i) have been included, the number of Registrable Securities that are Common Stock that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by each such Holder and (iii)

third, and only if all of the Registrable Securities referred to in clauses (i) and (ii) have been included in such Registration, any other securities eligible for inclusion in such Issuer Public Sale.

Section 4.3    Black-out Periods.

(a)    Black-out Periods for Issuer Public Sales. In the event of an Issuer Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Underwritten Offering, if permitted) that are the same as or similar to those being offered in such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, and agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser periods as may be permitted by the Company or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein.

(b)    Black-out Period for Shelf Registrations. In the case of a Registration of Registrable Securities pursuant to Section 4.1 for an Underwritten Offering, the Company and each Holder of Registrable Securities shall, if requested by the Holders holding a majority of the Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not effect any public sale or distribution of any securities which are the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, and, in the case of each such Holder, agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser periods as may be permitted by such Holders or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by such Holders or such managing underwriter or underwriters, the Company shall use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such

Registration, if permitted. Notwithstanding the foregoing, with respect to Holders of Registrable Securities, the restrictions set forth in this Section 4.3(b) shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein. Without limiting the foregoing (but subject to Section 4.6), if after the date hereof the Company grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.3 as if it were a Holder hereunder).

Section 4.4    Registration Procedures.

(a)    In connection with the Company’s Registration obligations under Section 4.1(a) and Section 4.1(b), the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)    prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by any Sponsor Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (B) subject to applicable law, except in the case of a Registration under Section 4.1 or Section 4.2, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities, or any Sponsor with Registrable Securities, covered by such Registration Statement or the underwriters, if any, shall reasonably object and (C) subject to applicable law, make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

(ii)    as soon as reasonably practicable file with the SEC a Sponsor Shelf Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus or any Issuer Free Writing Prospectus as may be (A) necessary to permit Permitted Transferees to make sales pursuant to the Registration Statement, (B) reasonably requested by the Holders of a majority of participating Registrable Securities or by any Sponsor with Registrable Securities covered by such Registration Statement, (C) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (D) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)    notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)    promptly notify the selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)    use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii)    promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters or the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)    furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post- effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)    deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to or facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus);

(x)    on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.1, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)    cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)    use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities, and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)    make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings similar to the offering then being undertaken;

(xv)    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold, any participating Sponsor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)    obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company, including any customary negative assurances letters, dated the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of the Holder) or, in the event of an Underwritten Offering, the date the Registrable Securities are delivered to the Underwriters for sale, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii)    obtain for delivery to the Company and the managing underwriter or underwriters, if any, or a broker, placement agent or other agent of the Holder, if any, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters, if any, or a broker, placement agent or other agent of the Holder, if any, reasonably request, dated (A) the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement in the case of an Underwritten Offering of Common Stock and (B) the pricing or closing date of the applicable offering or sale in the case of a broker, placement agent or other agent of the Holder, if any;

(xviii)    cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)    use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)    use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(xxii)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant, broker, placement agent or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 4.4(a)(xii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (B) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (C) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (D) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such Person;

(xxiii)    in the case of a marketed Underwritten Offering of Common Stock, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv)    take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 4.1 or Section 4.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b)    To the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(c)    The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(d)    Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 4.4(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or such Issuer Free Writing Prospectus contemplated by Section 4.4(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(e)    If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(f)    Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 4.5    Underwritten Offerings.

(a)    Shelf Offering. If requested by the underwriters for any Underwritten Offering of Common Stock requested by Holders of Registrable Securities pursuant to a Shelf Registration under Section 4.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, and, if applicable, participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.8. If such Underwritten Offering of Common Stock includes Registrable Securities, the Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in underwritten public offerings similar to the applicable Underwritten Offering and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the power and authority of such Holder to enter into the transaction, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)    Piggyback Offering. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.3 and such securities are to be distributed in an Underwritten Offering of Common Stock through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 4.2 and subject to the provisions of Section 4.2(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)    Participation in Underwritten Registrations. Subject to the provisions of Section 4.5(a) and Section 4.5(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)    Price and Underwriting Discounts. In the case of an Underwritten Offering of Common Stock under Section 4.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the participating Holders. In addition, in the case of any Underwritten Offering of Common Stock, subject to Section 4.1(g)(ii), each of the Holders may withdraw their request to participate in the Registration pursuant to Section 4.1 or Section 4.2 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 4.6    No Inconsistent Agreements; Additional Rights. The Company and KLRE Sponsor hereby acknowledge and agree that, with respect to any party hereto, (i) the Prior Agreement shall be terminated and cancelled and (ii) the rights and privileges set forth in this Article IV shall be effective, as of the Closing. For avoidance of doubt, upon effectiveness, the rights and privileges set forth in this Article IV shall be in lieu of, and not in addition to, those set forth in the Prior Agreement. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement. Without the prior consent of the Sponsors, the Company shall not enter into any agreement granting registration or similar rights to any Person, and hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement. Notwithstanding the foregoing, the Company may grant customary registration rights in connection with the Equity Financing. Such registration rights may provide for the filing of a resale shelf registration statement covering all shares of common stock issued in the Equity Financing within seven (7) days following the consummation of the Business Combination, which registration statement may be combined with the Sponsor Shelf Registration Statement. Notwithstanding the foregoing, the Company shall not grant registration or similar rights to any Person that would be inconsistent with the priority provisions of this Article IV.

Section 4.7    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Sponsor participating in such Registration, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by issuers, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities or any broker’s fees or other commissions of persons retained by a Holder of Registrable Securities.

Section 4.8    Indemnification.

(a)    Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)    Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 4.8(d). The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the prior consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.8(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one counsel (in addition to any local counsel) at any one time unless (1) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (2) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (3) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)    Contribution. If for any reason the indemnification provided for in Section 4.8(a) and Section 4.8(b) is unavailable to an indemnified party (other than as a result of exceptions contained in Section 4.8(a) and Section 4.8(b)) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 4.8(a) and Section 4.8(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.8(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable

Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 4.8(b). If indemnification is available under this Section 4.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.8(a) and Section 4.8(b) hereof without regard to the provisions of this Section 4.8(d). The remedies provided for in this Section 4.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 4.9    Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (a) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 4.10    Termination. The registration rights provided for in this Article IV shall terminate upon the expiration of the Sponsor Shelf Period, except for the provisions of Section 4.8 and Section 4.9, which shall survive any such termination.

Section 4.11    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

Section 4.12    Registration of Warrant Shares. Without limiting the other provisions of this Article IV, the Company acknowledges and agrees that following the Closing, the Company shall take all commercially reasonable efforts to file a registration statement for the shares of its Class A Common Stock issuable pursuant to any outstanding warrants (including the Warrants) and to keep such registration statement effective until the expiration of such Warrants in accordance with their terms. The other parties to this Agreement agree to take or cause to be taken all commercially reasonable action in support of the foregoing obligation. This provision is intended to be in support of, and not in addition to, the Company’s existing obligations to file a registration statement in connection with such warrants.

ARTICLE V

TRANSFER OF SHARES

Section 5.1    Limitations on Transfer.

(a)    Each Sponsor (which, for the avoidance of doubt, does not include Anchorage for purposes of this Article V) agrees that it shall not Transfer (i) thirty-three percent (33%) of the Common Stock held by such Sponsor as of the Business Day immediately following the Closing Date until the first anniversary of the Closing Date and (ii) the remaining sixty-seven percent (67%) of the Common Stock held by such Sponsor as of the Business Day immediately following the Closing Date until the second anniversary of the Closing Date; provided that following the first date after the first anniversary of the Closing Date, each Sponsor shall be permitted to sell shares of Common Stock otherwise subject to restrictions on Transfer pursuant to the foregoing at a price equal to or in excess of $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (the “Minimum Price Threshold”); provided further, that in connection with any Sponsor’s sale of Common Stock in an underwritten offering, the Minimum Price Threshold shall be deemed satisfied if (A) prior to any public announcement of such offering, the managing underwriter notifies such Sponsor in writing that it reasonably believes that the price at which shares of Common Stock to be sold in the proposed offering will be offered for sale will equal to or exceed $18.00 per share and (B) the actual price at which shares of Common Stock are sold in such offering equals or exceeds $16.00 per share; provided further, that following any sale by a Sponsor pursuant to the foregoing provisos, such selling Sponsor shall promptly deliver written notice thereof to the Company and the other Sponsors. If, subsequent to the Closing Date, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property, the foregoing limitations shall not apply.

(b)    KLRE Sponsor agrees that it shall not Transfer warrants to purchase shares of Class A Common Stock (“Warrants”) of the Company held as of the Business Day immediately following the Closing Date until thirty (30) days after the Closing Date.

(c)    Notwithstanding the provisions set forth in Section 5.1(a) and Section 5.1(b), Transfers of Common Stock, Warrants and shares of Class A Common Stock issued or issuable upon the exercise of the Warrants are permitted (i) to Permitted Transferees, (ii) to any employee of a Permitted Transferee, (iii) to the Company’s executive officers or directors, any affiliates or family members of any of the Company’s executive officers or directors, any members of KLRE Sponsor or Tema or any affiliates or family members of members of KLRE Sponsor or Tema, respectively, or any affiliates (or their employees) of KLRE Sponsor or Tema, (iv) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation; (viii) to the Company for no value for cancellation; (ix) by virtue of the laws of Delaware or KLRE Sponsor’s or Tema’s organizational documents upon dissolution of the KLRE Sponsor or Tema or any holder; or (x) to the extent that such Transfers are explicitly contemplated as part of the Equity Financing; provided, however, that in the case of clauses (i) through (vii) and (ix), such permitted transferees must enter into a written agreement agreeing to be bound by the transfer restrictions set forth herein.

(d)    Any Transfer made in contravention of this Section 5.1 shall be null and void.

ARTICLE VI

PREEMPTIVE RIGHTS

Section 6.1    Rights to Purchase New Securities.

(a)    From and after the Closing Date, in the event that the Company proposes to issue New Securities, Anchorage shall have the right to purchase, in lieu of the person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (i) the total number or amount of New Securities which the Company proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock which Anchorage beneficially owns (excluding, for the avoidance of doubt, unexercised warrants for Common Stock) at the relevant measurement point on an as converted basis, and the denominator of which shall be the aggregate number of shares of Common Stock then outstanding (the number referred to in clause (ii), the “Pro Rata Number”).

(b)    Subject to the provisions of Section 6.1(c), in the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to Anchorage indicating the exact price per New Security and the exact number of New Securities to be issued by the Company, and describing the material terms of the New Securities and the material terms upon which the Company proposes to issue such New Securities. Anchorage shall have five (5) Business Days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of Anchorage’s pro rata share of such number of New Securities (as determined pursuant to paragraph (a) above) for the same consideration and otherwise upon the terms specified in the Notice of Issuance (unless better terms are provided to any other purchaser) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by Anchorage. Notwithstanding the preceding sentence, the number of New Securities that Anchorage is entitled to purchase shall not exceed an amount that would require stockholder approval under, or would result in a violation of, the rules and regulations of the Nasdaq Capital Market or any other principal stock exchange or market upon which the New Securities trade. If Anchorage exercises its right to purchase New Securities pursuant to this Section 6.1(b), the purchase and sale of such New Securities shall close at the same time as the issuance of New Securities to the other purchaser or purchasers and, subject to the preceding sentence, shall be issued on the same terms and subject to the same conditions as applicable to the other purchaser or purchasers. The rights given by the Company under this Section 6.1(b) shall terminate if unexercised within five (5) Business Days after receipt of the Notice of Issuance referred to in this Section 6.1(b). Notwithstanding anything to the contrary contained herein, if (i) the price or any other material terms upon which the Company proposes to issue such New Securities are amended by the Company following the delivery to Anchorage of the Notice of Issuance or (ii) the offering of New Securities to which a Notice of Issuance relates is not completed within 60 days from the delivery of such notice to the Anchorage, Anchorage’s election with respect to the purchase of New Securities covered by such Notice of Issuance shall be void and the Company shall be obligated to deliver a new Notice of Issuance to Anchorage, and Anchorage shall be entitled to make a new election with respect to the purchase by it of New Securities covered by such notice within the 5-Business Day period from the date of delivery of the new Notice of Issuance and otherwise in accordance with the procedure specified in the second sentence of this Section 6.1(b).

(c)    Notwithstanding anything to the contrary contained in Section 6.1(b), if the Company proposes to issue New Securities in an aggregate amount of at least $25,000,000, in an Underwritten Offering, the Notice of Issuance may, (i) in lieu of providing the price at which the Company proposes to issue New Securities as a fixed dollar amount, provide an estimated range of prices within which the underwriter for such offering reasonably estimates the shares will ultimately be priced and (ii) in lieu of providing an exact number of New Securities to be issued by the Company in such offering, provide an estimated number the underwriter for such offering reasonably estimates will ultimately be issued in such offering (the “Offering Size”). If Anchorage desires to exercise its rights under this Section 6.1 with respect to such Underwritten Offering, Anchorage shall be required to make an election with respect to the purchase of up to a number of New Securities being offered equal to its pro rata portion of the Offering Size no later than five (5) Business Days from the date of receipt of the Notice of Issuance; provided that Anchorage’s obligation to purchase the number of New Securities subject to its election shall be conditioned upon (A) the issuance by the Company of a number of shares of Common Stock at least equal to the Offering Size and (B) the New Securities so issued being priced not higher than 10% above the closing price of the Common Stock on the Nasdaq Capital Market or the principal securities exchange on which the Common Stock is then listed on the date immediately prior to the date on which the Notice of Issuance is delivered to Anchorage pursuant to this Section 6.1(c) (the “Midrange Price”) and not lower than 10% below the Midrange Price (the “Price Range”).

(d)    Any Notice of Issuance provided by the Company to Anchorage in connection with an Underwritten Offering may specify a number of shares, not to exceed 15% of the Offering Size, that the underwriters or agents in such offering shall be entitled to purchase upon exercise of an overallotment option, if any (the “Overallotment Shares”). If Anchorage desires to exercise its rights under this Section 6.1 with respect to Overallotment Shares,

Anchorage shall be required to make an election with respect to the purchase of up to its pro rata portion of the Overallotment Shares at the same time Anchorage makes an election pursuant to Section 6.1(c); provided that Anchorage’s obligation to purchase Overallotment Shares in accordance with its election shall be conditioned upon the Overallotment Shares being priced within the Price Range.

(e)    Anchorage shall retain the right to make an election in accordance with Section 6.1(b) following the final determination of the offering price and the number of New Securities, and, if applicable, the underwriters’ determination with respect to their exercise of their overallotment option, in any such Underwritten Offering with respect to (i) all New Securities in excess of the Offering Size and, if applicable, any overallotment option in excess of the number of Overallotment Shares specified in the Notice of Issuance provided by the Company in connection with such Underwritten Offering, (ii) all New Securities priced outside the Price Range and (iii) all New Securities in any offering where the Offering Size is not met. If an offering contemplated by Section 6.1(c) is not completed within 60 days following the Notice of Issuance with respect thereto, then the Company will be required to comply again with the provisions of Sections 6.1(b) and 6.1(c) in order to avail itself of the benefits of this Section 6.1(c). In case an offering contemplated by this Section 6.1(c) is consummated, Anchorage shall be obligated to purchase its shares hereunder at the closing of such offering if and to the extent the conditions to Anchorage’s obligations hereunder are met, and if such conditions are not met and to the extent Anchorage exercises its right under this Section 6.1, Anchorage shall purchase such shares as promptly as reasonably practicable thereafter, and on the same terms and subject to the same conditions that would be applicable to the underwriters in such offering; provided, however that (i) such terms and conditions applicable to Anchorage shall not include any restrictions on the transferability of such New Securities or any standstill, voting or other restrictions, it being understood that all restrictions of such nature are contained in this Agreement, (ii) Anchorage shall not be required to make any representations and warranties except those that relate solely to Anchorage and (iii) Anchorage shall not be required to undertake any indemnity obligations.

(f)    Nothing in this Section 6.1 shall prevent the Company or its subsidiaries from issuing or selling to any Person (the “Accelerated Buyer”) any New Securities without first complying with the provisions of this Section 6.1; provided that in connection with such issuance or sale (i) the Company gives reasonably prompt notice to Anchorage of such issuance (after such issuance has occurred), which notice shall describe in reasonable detail the New Securities purchased by the Accelerated Buyer and the purchase price thereof and (ii) the Accelerated Buyer and the Company enable Anchorage to effectively exercise its rights under this Section 6.1 with respect to their purchase of all or any portion of its pro rata share of the New Securities issued to the Accelerated Buyer within fifteen (15) Business Days after receipt of the notice by Anchorage of such issuance to the Accelerated Buyer on the terms specified in this Section 6.1. The date of the Notice of Issuance for such issuance shall be the date such New Securities are issued to the Accelerated Buyer.

(g)    The provisions of this Section 6.1 shall terminate upon the earlier to occur of the fifth anniversary of the Closing Date and the date on which Anchorage beneficially owns less than 10% of the aggregate number of As Converted Company Shares representing its Initial Share Ownership.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1    Assignment; Benefit.

(a)    This Agreement and the rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto, except that Anchorage may assign this Agreement or any rights and obligations hereunder to one or more affiliates of Anchorage, provided that no such assignment shall relieve Anchorage of its obligations hereunder if such assignee does not perform such obligations. Any such assignee may not again assign those rights, other than in accordance with this Article VII. Any attempted assignment of rights or obligations in violation of this Article VII shall be null and void. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to Article IV of this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee shall be bound by and subject to the terms set forth in this Agreement.

(b)    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 4.8 and Sponsor Directors under the first sentence of Section 3.2(l).

Section 7.2    Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (a) each Shareholder (and its Affiliates), Sponsor Director and Affiliated Officer of the Company has the right to, and shall have no duty (contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of their subsidiaries, or (ii) directly or indirectly do business with any client or customer of the Company or any of its subsidiaries and (b) in the event that a Shareholder (or its Affiliates), Sponsor Director or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries and such Shareholder (or its Affiliates) or any other Person, the Shareholder, Sponsor Director and Affiliated Officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of their subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or their respective Affiliates or Shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such

Shareholder (or its Affiliates), Sponsor Director or Affiliated Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its subsidiaries. Notwithstanding the foregoing, for so long as Mr. Kovalik or another KLRE Sponsor Director (other than an Unaffiliated Director) continues to serve as a director, such KLRE Sponsor Director agrees to take commercially reasonably efforts to notify the other directors (including the Tema directors) in writing as to potential opportunities in the Delaware Basin for the Company to acquire or sell oil & gas leases, assets, working interests, royalty interests or to acquire companies being marketed for sale or potentially becoming available for purchase that may have appeal to the Company, to the extent that KLR Group, LLC or any such director is actually aware of such opportunities and is not bound by a confidentiality agreement covering such opportunities. Upon receipt of such notice, any such KLRE Sponsor Director and the other directors shall meet within a commercially reasonable amount of time under the circumstances to determine whether or not the Company wishes to pursue a particular opportunity, and if so, whether the opportunity represents a conflict of interest for any such KLRE Sponsor Director such that he or she should recuse himself or herself from all further Board discussions and votes regarding such opportunity or whether the board chooses to waive any potential conflict of interest for any such KLRE Sponsor Director.

Section 7.3    Termination.

(a)    Following the Closing, (a) Article III shall terminate automatically (without any action by any party hereto) at the time at which no Shareholder has the right to designate an individual for nomination to the Board of Directors under this Agreement; provided that the provisions in Section 3.2(l) and Section 3.4 shall survive such termination, (b) Article IV of this Agreement shall terminate as set forth in Section 4.10, and (c) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Shareholder when such Shareholder ceases to hold any Company Shares.

(b)    Upon the termination of the Business Combination Agreement prior to the Closing in accordance with its terms, this Agreement shall terminate, become void and of no further force and effect without any liability or obligation on the part of any party hereto.

Section 7.4    Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.5    Entire Agreement; Amendment.

(a)    This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Company and the Shareholders holding in aggregate more than eighty percent (80%) of the Company Shares held by the Shareholders; provided that any such amendment, modification or waiver that (i) would be materially adverse in any respect to any Sponsor or Anchorage shall require the prior written consent of such Sponsor or Anchorage or (ii) would be disproportionately adverse to any Sponsor or Anchorage shall require the prior written consent of such disproportionately adversely affected Sponsor or Anchorage. Notwithstanding the foregoing, none of (A) the first two sentences of Section 3.2(l) relating to Indemnification Agreements for Sponsor Directors, (B) the definition of Indemnification Agreement and (C) the form of Indemnification Agreement shall be amended in any manner adverse to a Sponsor Director without the express prior written consent of each Sponsor, Anchorage and the Company. Except as set forth above, there are no other agreements with respect to the governance of the Company between any Shareholders or any of their Affiliates.

(b)    No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.6    Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 7.7    Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) upon receipt of an appropriate electronic answerback or confirmation, if delivered by facsimile transmission or by electronic mail, (c) five (5) Business Days after the date of mailing by registered first-class mail, and (d) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), addressed to the Shareholder at the following addresses (or at such other address for a Shareholder as shall be specified by like notice):

if to Tema, to:

Tema Oil and Gas Company

c/o Rosemore, Inc.

1 North Charles Street, 22nd Floor

Baltimore, MD 21201

Facsimile: (410) 347-7081

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, TX 77010

Facsimile: (713) 651-5246

Attention: Charles D. Powell

if to KLRE Sponsor, to:

KLR Energy Sponsor LLC

811 Main Street, 18th Floor

Houston, TX 77002

Facsimile: (713) 654-8080

Attention: Edward Kovalik

with a copy (which shall not constitute notice) to:

KLR Energy Sponsor LLC

135 E. 57th Street, 6th Floor

New York, NY 10022

Facsimile: (646) 576-8640

Attention: Gregory R. Dow

if to Anchorage, to:

Anchorage Capital Group, L.L.C.

610 Broadway, 6th Floor

New York, New York 10012

Facsimile: 212-432-4651

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 10005

Facsimile: 212-822-5181

Attention: Scott W. Golenbock, Esq.

if to the Company to:

KLR Energy Acquisition Corp.

811 Main Street, 18th Floor

Houston, TX 77002

Facsimile: (713) 654-8080

Attention: Gary C. Hanna

with a copy (which shall not constitute notice) to:

KLR Energy Acquisition Corp.

135 E. 57th Street, 6th Floor

New York, NY 10022

Facsimile: (646) 576-8640

Attention: Gregory R. Dow

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, TX 77002

Facsimile: (713) 758-4588

Attention: W. Matthew Strock; Sarah K. Morgan

Section 7.8    Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 7.9    Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 7.10    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Shareholder may file an original counterpart or a copy of this Section 7.10 with any court as written evidence of the consent of the Shareholders to the waiver of their rights to trial by jury.

Section 7.11    Remedies; Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. For the avoidance of doubt, it is understood and agreed that (x) only the Company and Anchorage shall have rights or obligations with respect to, and the right to enforce, Sections 3.2(b)(ii), 3(e), 3.2(g)(ii), 3.2(h)(ii) and 3.2(i)(ii), and (y) only the Company, KLRE Sponsor and Tema shall have rights or obligations with respect to, and the right to enforce, Sections 3.1, 3.2(a), 3.2(b)(i), 3.2(b)(iv), 3.2(b)(v), 3.2(c), 3.2(d), 3.2(g)(i), 3.2(h)(i), 3.2(i)(i) or 3.3.

Section 7.12    Subsequent Acquisition of Shares. Any equity securities of the Company acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Company Shares” as such term is used herein for purposes of this Agreement.

Section 7.13     Each Anchorage Group Member, by executing and delivering this Agreement, hereby appoints Anchorage Capital Group, L.L.C., a Delaware limited liability company, as the representative to act on behalf of Anchorage for all purposes under this Agreement (the “Anchorage Representative”), including the exercise of all rights of Anchorage hereunder and the making of all elections and decisions to be made by Anchorage pursuant to this Agreement. The Company hereby acknowledges and agrees that the Anchorage Representative shall have the power and authority to act on behalf of Anchorage pursuant to this Agreement and that the act of the Anchorage Representative shall constitute the act of Anchorage and each Anchorage Group Member for all purposes under this Agreement. The Anchorage Representative may assign the power and authority granted to the Anchorage Representative pursuant to this Section 7.13 to any Shareholder that is an Anchorage Group Member, who shall thereafter serve as the Anchorage Representative. The Company shall be entitled to rely on any act or writing executed by the Anchorage Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name:	Gary C. Hanna
Title:	Chief Executive Officer

KLR ENERGY SPONSOR, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

SIGNATURE PAGE TO

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

TEMA OIL AND GAS COMPANY

By:	/s/ J. A. Townsend
Name:	J. A. Townsend
Title:	President

SIGNATURE PAGE TO

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

ANCHORAGE ILLIQUID OPPORTUNITIES V, L.P.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

By:	/s/ Jason Cohen
Name:	Jason Cohen
Title:	Secretary

SIGNATURE PAGE TO

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT

AIO V AIV 3 HOLDINGS, L.P.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

By:	/s/ Jason Cohen
Name:	Jason Cohen
Title:	Secretary

SIGNATURE PAGE TO

SHAREHOLDERS’ AND REGISTRATION RIGHTS AGREEMENT